Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of August 5, 2022 by and between HG Holdings, Inc., a Delaware corporation (the “Company”) and Brad G. Garner (the “Consultant” and, together with the Company, the “Parties”).

WHEREAS, Consultant is a former Principal Financial and Accounting Officer of the Company and his employment with the Company will cease on August 5, 2022; and

WHEREAS, the Company wishes to retain Consultant to provide certain services as a consultant of the Company effective as of August 5, 2022 (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties herein acknowledge, the Company and Consultant, intending to be legally bound, hereby agree as follows:

1.     Consulting Term. The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2022 (the “Term”), unless sooner terminated pursuant to Section 7. The Term may be extended by mutual agreement of the Parties.

2.     Services To Be Provided. During the Term, Consultant agrees to devote his best efforts to provide to Company transition services and consultation pertaining to Consultant’s previous Principal Financial and Accounting Officer duties and responsibilities (the “Services”), including a reasonable amount of informal consultation over the telephone or otherwise as requested by Company. The specific nature and amount of the Services to be performed shall be determined by the Company’s Chief Executive Officer and shall include, but not be limited to 1.) NASDAQ uplisting; 2.) Resolution of legacy non-core assets and liabilities; 3.) Initiate share repurchase program; and 4.) Review of the Company’s SEC filings. Consultant shall only devote such time as is requested by the Company and shall render the Services at such times as may be mutually agreed between the Parties. Consultant shall perform the Services at any Company location or at other places, upon mutual agreement of the Parties.

3.     Compensation. Company agrees to pay Consultant $10,416 per month, payable in arrears on the last day of each calendar month, which is in accordance with Company’s normal payroll procedures. In addition, the Consultant is entitled to a cash payment of $125,000 which shall be payable in two equal installments on August 31, 2022 and January 1, 2023.

4.     Expenses. Company will reimburse Consultant for any reasonable expenses (including reasonable travel and other out-of-pocket expenses) incurred by Consultant on behalf of Company in the performance of the Services. Consultant shall obtain approval in advance from Company prior to incurring such expenses. Consultant shall submit receipts for all expenses incurred.

5.     Independent Contractor. Consultant shall perform his duties as an independent contractor and not as an employee of Company. Accordingly, Consultant and Company each acknowledge and agree that Consultant will not be treated as an employee for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, federal and state income tax withholding, state unemployment taxes, State Workers’ Compensation Insurance and similar laws covering the employer-employee relationship. Consultant further acknowledges that he is responsible for the payment of any state or federal income tax or self-employment tax and that he understands his responsibilities with respect to the payment of these taxes. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

6.     Intellectual Property Rights and Work Product. Consultant agrees to assign and does hereby assign all right in material Consultant generates solely, jointly or with other in performance of Services, including but not limited to, any and all information, notes, materials, drawings, records, diagrams, formulae, processes, technology, firmware, software, know-how, designs, ideas, discoveries, inventions, improvements, copyrights, trademarks and trade secrets (“Work Product”). Consultant agrees, at the request and cost of the Company, to promptly sign, execute, make and do all such deeds, documents, acts and things as Company may reasonably require or desire to perfect Company’s entire right, title, and interest in and to any Work Product. All Work Product shall be promptly communicated to the Company. The Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to Consultant by the Company. In the event that the Consultant integrates any work that Consultant previously created into any Work Product, the Consultant shall grant to, and Company is hereby granted, a worldwide, royalty-free, perpetual, irrevocable license to exploit the incorporated items, including, but not limited to, any and all copyrights, patents, designs, trade secrets, trademarks or other intellectual property rights, in connection with the Work Product in any manner that the Company deems appropriate. Consultant warrants that Consultant shall not knowingly incorporate into any Work Product any material that would infringe any intellectual property rights of any third party.

7.     Confidentiality. In this Agreement, the term “Confidential Information” shall be defined as non-public, confidential and/or proprietary information disclosed by Company or its affiliates to the Consultant, including, but not limited to: (a) information, whether or not marked confidential, relating to projects, investigations, technical specifications, databases, business plans, designs, products, financial statements, forecasts, pricing, know how, and trades secrets; or (b) any other information marked as confidential or, if not disclosed in writing, identified as confidential at the time of disclosure; or (c) information that by its nature and content is reasonably distinguishable as confidential and proprietary information of the Company given the nature of the information and circumstance of disclosure, but is not specifically marked or orally designated as confidential. Confidential Information includes original information supplied to the Consultant in any medium, as well as all copies in paper, electronic or other medium. Consultant agrees to execute and abide by all terms of the Unilateral Non-Disclosure Agreement attached as Schedule 1 of this Agreement

8.     Adherence to Company Rules. Consultant, at all times during the Term, shall strictly adhere to and obey all of the Company’s rules, policies and procedures, to the extent they exist, which govern the operation of the Company’s business and the conduct of its employees.

9.     Termination. Company may terminate this Agreement at any time, for any reason; provided such termination shall not relieve Company from any obligation to pay Consultant any amounts earned but unpaid at such termination. Consultant may terminate this Agreement for any reason; provided he provides thirty (30) days’ advance written notice to the Company.

10.    Contracting Power. Nothing in this Agreement is intended to or shall be deemed to create a partnership or joint venture between the Parties. In no event shall Consultant have any power or authority to bind Company in any manner, it being expressly understood that Consultant is an independent contractor and not an agent or employee of Company.

11.    Non-Exclusive Relationship. It is understood and agreed that during the Term, Consultant is a non-exclusive service provider for the Company. Consultant may perform services for others so long as these services do not interfere with the performance of the Services under this Agreement.

12.    Notices. Any notice required or permitted to be given shall be sufficiently given if it is in writing, sent by registered or certified mail, postage pre-paid, to the address set forth below or as otherwise modified by the Parties:

If to Consultant:	Brad G. Garner
3675 Marine Drive
Greenville, NC 27834

If to Company:	Steven A. Hale II
HG Holdings, Inc.
2115 E. 7th Street, Suite 101
Charlotte, NC 28204

13.    Assignment. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. The rights and obligations of Consultant are non-assignable.

14.    Dispute Resolution. The Parties will have any and all rights and remedies available under law in resolving any dispute hereunder. The Parties acknowledge and agree that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore they each hereby irrevocably and unconditionally waive any and all rights they may have to a trial by jury in respect of any litigation resulting from, arising out of or relating to this Agreement or the transactions contemplated hereby.

15.    Severability. If any provision of this Agreement is determined to be illegal or unenforceable, that provision shall be severed from this Agreement, and such severance shall have no effect upon the enforceability of the remainder of this Agreement.

16.    Waiver. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Any waiver granted by one of the Parties must be in writing and shall apply solely to the specific instance expressly stated therein.

17.    Amendments. Any term hereof may be amended with the written consent of both Parties.

18.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina, without regard to conflict of law principles.

19.    Counterparts and Facsimiles. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20.    Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties with regard to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the Parties with regard to such subject matter.

*         *         *         *         *

[Signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HG HOLDINGS, INC.

By:	/s/ Steven A. Hale II
Name: Steven A. Hale II
Title: Chairman & CEO

CONSULTANT

/s/ Brad G. Garner
Brad G. Garner

SCHEDULE 1

UNILATERAL NON-DISCLOSURE AGREEMENT

This Unilateral Non-Disclosure Agreement (the "Non-Disclosure Agreement") is made and entered into as of August 5, 2022 (the “Effective Date”), by and between HG Holdings, Inc. (the “Company”), and Brad G. Garner (“Counterparty”), collectively referred to herein as the “Parties” and individually as a “Party.”

To provide the services pursuant to the Consulting Agreement as of even date hereof between the Parties, Counterparty will receive information which is confidential and proprietary to the Company for the purpose of entering into a consulting agreement (the “Purpose”) and hereby agrees that his receipt of disclosures of certain of the Company’s technical, financial and/or business information in connection therewith shall be governed by the terms and conditions of this Non-Disclosure Agreement.

1.	Confidential Information. For purposes of this Non-Disclosure Agreement, "Confidential Information" shall be defined as non-public, confidential and/or proprietary information disclosed by the Company or its affiliates to the Counterparty, including, but not limited to: (a) information, whether or not marked confidential, relating to projects, investigations, technical specifications, databases, business plans, designs, products, financial statements, forecasts, pricing, know how, and trade secrets; or (b) any other information marked as confidential or, if not disclosed in writing, identified as confidential at the time of disclosure; or (c) information that by its nature and content is reasonably distinguishable as the confidential and proprietary information of the Company given the nature of the information and circumstances of disclosure, but is not specifically marked or orally designated as confidential. Confidential Information includes original information supplied by the Company to Counterparty in any medium, as well as all copies in paper, electronic or other medium.

2.	Limitations of Use. Any Confidential Information disclosed by the Company (whether for itself or for an affiliate) under this Non-Disclosure Agreement shall remain the sole property of the Company, and Counterparty shall use reasonable and appropriate measures to maintain Confidential Information in confidence, shall use Confidential Information only in connection with the Purpose hereof, and shall use reasonable and appropriate measures to prevent the unauthorized use of Confidential Information, which measures shall not be less than those measures employed by Counterparty in protecting its own similar confidential and proprietary information. The Confidential Information may be disclosed by Counterparty only to employees, consultants, affiliates and others under Counterparty’s control, on a need to know basis only and only in connection with the purpose (“Representatives”), provided that all Representatives have been informed that the information is Confidential Information subject to protection and handling in accordance with this Non-Disclosure Agreement. Counterparty is responsible for all Representatives’ use and disclosure of the Confidential Information. Counterparty shall not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects that embody another party’s Confidential Information and that are provided by the Company under this Non-Disclosure Agreement.

Should the Parties decide to create a joint venture, partnership or any other kind of collaboration, each Party will negotiate commercial terms in good faith.

3.	Exclusions. The obligations of Counterparty under this Non-Disclosure Agreement shall not apply to information (whether identified as Confidential
Information or otherwise) which: (i) at the time of disclosure is in the public domain; (ii) after disclosure hereunder becomes part of the public domain otherwise than through a breach of this Non-Disclosure Agreement by Counterparty; (iii) was known to Counterparty prior to receipt from the Company, provided that such prior knowledge can be adequately substantiated by Counterparty; (iv) is disclosed to Counterparty by a third party (other than employees or agents of the Company) which, in making Confidential Information available to Counterparty, is not in violation of any obligation ((contractual, legal, fiduciary or otherwise) of confidentiality the Company; or (v) is developed by Counterparty independently of a disclosure made under this Non-Disclosure Agreement, as evidenced by the Counterparty’s written records.

4.	Disclosure. In the event Counterparty is required by legal or regulatory process to disclose the Confidential Information, Counterparty shall provide to the
Company prompt written notice of such requirement, to the extent legally permissible, so that the Company may seek a protective order or other appropriate remedy and Counterparty shall provide reasonable cooperation therewith. Whether such protective order or other remedy is obtained, Counterparty shall disclose only that part of the Company’s Confidential Information that is legally required to be disclosed.

5.	No Other Rights. Except as provided herein, no right or license or contract whatsoever, either express or implied, is granted to Counterparty pursuant to this Non-Disclosure Agreement under any patent, patent application, copyright, trademark, mask work, trade secret, or other proprietary right now or hereafter owned or controlled by the Company, and no future employment or other relationship is promised, expressed or implied, hereunder.

6.	No Warranty. TO THE EXTENT THAT THE COMPANY’S CONFIDENTIAL INFORMATION IS PROVIDED HEREUNDER, CONFIDENTIAL
INFORMATION IS PROVIDED "AS IS". THE COMPANY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING THE ACCURACY, COMPLETENESS, OR CORRECTNESS OF ITS CONFIDENTIAL INFORMATION. THIS DISCLAIMER DOES NOT APPLY TO ANY FINAL WORK PRODUCT THAT THE COMPANY PRODUCES FOR THE OTHER PARTY UNDER A SEPARATE BUSINESS AGREEMENT.

7.	Return of Materials. Upon the written request by the Company, Counterparty shall return all originals and copies of the Confidential Information, except for such retention as may be required by applicable law, regulation, or legal and as required by Counterparty’s document retention policies and procedures, provided, however, that (i) such retained copy(ies) shall remain subject to the terms of this Non-Disclosure Agreement except the first sentence of this Section and (ii) if the Company informs Counterparty that it inadvertently disclosed some Confidential Information, Counterparty shall (a) immediately cease any access, use, copying, and distribution of such Confidential Information, (b) either return or destroy such Confidential Information, (c) in the case of destruction, provide a written certification of destruction with respect thereto to the Company, and (d) cooperate with other reasonable requests of the Company. Upon the written request by the Company, Counterparty shall, within 10 days of such request, confirm in writing that such Confidential Information has been returned or destroyed, pursuant to the foregoing retention exceptions.

8.	Term. This Non-Disclosure Agreement shall remain effective for five (5) years after the Effective Date (the “Term”) or until such time as the Non-
Disclosure Agreement is superseded by a definitive agreement for services between the Parties. Notwithstanding the Term, the obligation of Counterparty with regard to Confidential Information disclosed pursuant to this Non-Disclosure Agreement shall be maintained for a period of five (5) years from the date of termination, at which time they shall terminate, except with respect to trade secrets, which will be protected by Counterparty for as long as the confidentiality of such trade secrets is maintained.

9.	Remedy. Counterparty acknowledges that the unauthorized use or disclosure of the Company’s Confidential Information could cause irreparable harm to the Company and that monetary damages would be inadequate compensation for any breach of this Non-Disclosure Agreement. Accordingly, Counterparty agrees that the Company shall be entitled to seek injunctive relief or other equitable relief in addition to any other remedy it may have at law or in equity against the threatened breach of this Non-Disclosure Agreement or the continuation of any such breach.

10.	Choice of Law. This Non-Disclosure Agreement shall be governed by the laws of the State of North Carolina without reference to its conflict of law provisions.

11.	Assignment. This Non-Disclosure Agreement may not be assigned or otherwise transferred by Counterparty without the prior written consent of the
Company. Any purported assignment or transfer in violation of this section shall be void.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Non-Disclosure Agreement as of the Effective Date.

HG Holdings, Inc.	Brad G. Garner

/s/ Steven Alford Hale II	/s/ Brad G. Garner
Signed	Signed

Steven Alford Hale II	Brad G. Garner
Name	Name

Chairman and CEO	8/5/22
Title	Date

August 5, 2022
Date